Exhibit 99.1

Mannatech’s Founder Sam Caster Resigns as CEO, Remains as Chairman

Current President & COO Terry Persinger Named Interim CEO

while Board Conducts Formal Search

Coppell, TX, August 21, 2007—Mannatech, Inc. (NASDAQ – MTEX) announced today that Samuel L. Caster has resigned as Chief Executive Officer of the company, effective immediately. Mr. Caster will now serve as non-executive Chairman of the Board. His changing role at Mannatech will allow him to step back from operating responsibilities to focus his efforts on working with field sales leaders to transition to Mannatech’s new global wellness sales program.

Mannatech’s Board of Directors has appointed President and Chief Operating Officer Terry L. Persinger as interim President & Chief Executive Officer, while conducting a formal search for a permanent replacement. Mr. Persinger intends to retire from Mannatech in June 2008, as previously planned. In tandem with these key management changes, Executive Vice President of Global Operations Terence L. O’Day has been promoted and will assume responsibilities as Executive Vice President & Chief Operating Officer for Mannatech.

“The Board of Directors would like to acknowledge Sam’s leadership and his many contributions to the development and growth of Mannatech,” said J. Stanley Fredrick, Lead Director of the Board. “Moving ahead, we look forward to Sam’s role in helping drive the successful implementation of the company’s new global wellness sales program based on our new promotional strategy including the new 100% money back guarantee. We also look forward to Terry Persinger’s leadership and operational knowledge of the company to fill the gap left by Sam’s move as we focus on increasing sales, profit, and shareholder value.”

Mr. Caster commented, “When I founded Mannatech in 1993, my goal was to develop a global company that could bring a unique offering of wellness products to individuals seeking healthier lifestyles while also providing a business opportunity in the emerging wellness industry. Today, with over 569,000 independent Associates and Members in ten countries, I feel we have achieved significant milestones. Therefore, I asked the Board to consider hiring a new CEO. That way I could return to my passion for working with independent Associate leaders to transition to the new global wellness sales program and focus on future growth opportunities including skin care, new technologies, and additional global expansion. I want to thank the Board for making this move possible. I remain passionate about this company, our product offering and the business opportunity, all of which continue to change lives for the better around the world.”

Mr. Persinger joined Mannatech in 1999, after spending over 30 years at Goodyear Tire and Rubber Company (NYSE—GT) where he served as vice president and general manager of a $1.3 billion global division. Over the last eight years, Mr. Persinger has successfully guided the company’s operations during a period of explosive growth to annual sales of more than $400 million. Mr. Persinger holds a Bachelor of Science degree in chemical engineering from the University of Cincinnati and is a graduate of Harvard University’s PMD management program. He also completed management training at Northwestern University’s Kellogg School of Management.

Mr. O’Day joined Mannatech in 2006 and brought with him a wealth of operations experience. Prior to Mannatech, Mr. O’Day served in various senior management positions at Kraft Foods, Nabisco, Revlon International, and ConAgra Foods, Inc. Most recently, he served as executive vice president of operations for ConAgra Foods Refrigerated Foods Group, with over $3 billion in sales. He holds a Bachelor of Science degree in general studies from the U.S. Air Force Academy, an MBA degree in marketing from Western Michigan University and is a graduate of Columbia University’s Transition to General Management executive program.

About Mannatech

Mannatech, Incorporated is a global wellness solutions provider of innovative, high-quality, proprietary nutritional supplements, topical and skin care products, and weight management products sold through independent Associates and Members located in the United States and the international markets of Canada, Australia, the United Kingdom, Japan, New Zealand, the Republic of Korea, Taiwan, Denmark, and Germany.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “intend” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, changes in sales strategies and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Contact Information:

Gary Spinell, Vice President

Investor Relations

972-471-6512

ir@mannatech.com

Corporate website: www.mannatech.com